As filed with the Securities and Exchange Commission on March 29, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STANDARD PACIFIC CORP.

(Exact name of Registrant as specified in its charter)

Delaware	15360 Barranca Parkway Irvine, California 92618 (949) 789-1600	33-0475989
(State or other jurisdiction of incorporation or organization)	(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(I.R.S. Employer Identification No.)

John P. Babel, Esq.

Executive Vice President, General Counsel and Secretary

Standard Pacific Corp.

15360 Barranca Parkway

Irvine, California 92618

(949) 789-1600

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

Michelle A. Hodges

Gibson, Dunn & Crutcher LLP

3161 Michelson Drive

Irvine, California 92612

(949) 451-3800

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement from the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock of Standard Pacific Corp. (2)		$	$	$

(1)	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.
(2)	Each share of Standard Pacific Corp.’s common stock includes a right to purchase one one-hundredth of a share of Series A Junior Participating Cumulative Preferred Stock, pursuant to the Amended and Restated Rights Agreement between Standard Pacific Corp. and Mellon Investor Services LLC, as Rights Agent.

Prospectus

237,212,786 shares

Standard Pacific Corp.

Common stock

This prospectus relates to the potential offer and sale of 237,212,786 shares of our common stock by the selling stockholder listed under the heading “Selling stockholder” in this prospectus. Before selling any common stock hereunder, the selling stockholder has notified us that it will request that we file with the Securities and Exchange Commission, or the SEC, a prospectus supplement to this prospectus, which the selling stockholder will deliver with this prospectus, and which will describe specific information about the proposed sale, including the amount of common stock the selling stockholder proposes to sell and the plan of distribution. The timing and amount of any sale is within the sole discretion of the selling stockholder, subject to certain restrictions. The shares to which this prospectus relates constitute the total number of shares of our common stock held by the selling stockholder plus the total number of shares of our common stock that are issuable upon conversion of our Series B junior participating convertible preferred stock (“Series B Preferred Stock”) held by the selling stockholder.

We will not receive any of the proceeds from the sale of our common stock by the selling stockholder.

Our common stock is listed on the New York Stock Exchange under the symbol “SPF.” The last reported sale price of our common stock on March 28, 2013 was $8.64 per share.

Investing in our common stock involves risks. See “Risk factors” beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

March 29, 2013

You should rely only upon the information contained or incorporated by reference in this prospectus. We have not, and the selling stockholder has not, authorized anyone to give any information or make any representation about us or the selling stockholder that is different from or in addition to, that contained in this prospectus or in any of the materials that we have incorporated by reference into this prospectus. See “Incorporation of certain documents by reference.” Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us or the selling stockholder. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date on the front cover of this prospectus or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information.

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About this prospectus

This prospectus is part of a registration statement we filed with SEC, using a “shelf” registration process. Under this shelf process, this prospectus may be used from time-to-time by the selling stockholder listed under the heading “Selling stockholder” to offer or sell our common stock held on the date hereof by the selling stockholder or issuable to the selling stockholder upon conversion of the Series B Preferred Stock held by the selling stockholder.

As permitted by the rules of the SEC, this prospectus omits the plan of distribution for any offering of our common stock by the selling stockholder hereunder. Before selling any common stock hereunder, the selling stockholder has notified us that it will request that we file a prospectus supplement with the SEC, which the selling stockholder will deliver with this prospectus, and which will describe specific information about the proposed sale. In each prospectus supplement, we will include the following information:

•	the amount of common stock the selling stockholder proposes to sell;

•	the plan of distribution, including the names of any underwriters, agents or dealers through or to which the securities will be sold;

•	any compensation of those underwriters, agents or dealers; and

•	any other material information about such offering and sale of our common stock by the selling stockholder.

In addition, the prospectus supplement may add, update or change the information contained in this prospectus.

Unless otherwise noted, or the context otherwise requires, the terms the “Company,” “we,” “us” and “our” refer collectively to Standard Pacific Corp. and its subsidiaries. Prior to any purchase of our common stock hereunder, you should read this prospectus, together with the additional information incorporated by reference under “Incorporation of certain documents by reference.”

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Summary

The following summary highlights selected information about us and does not contain all the information that is important to you. We encourage you to read this prospectus in its entirety, including the information set forth under “Risk factors,” and the documents incorporated by reference in this prospectus. In addition, certain statements in this prospectus and the documents incorporated by reference in this prospectus are forward-looking statements, which involve risks and uncertainties. See “Forward-looking statements.”

The Company

We are a geographically diversified builder of single-family attached and detached homes. We construct homes within a wide range of price and size targeting a broad range of homebuyers, with an emphasis on move-up buyers. We have operations in major metropolitan markets in California, Florida, the Carolinas, Texas, Arizona and Colorado and we have built more than 115,000 homes during our 47-year history.

For the year ended December 31, 2012, the percentages of our home deliveries by state and product mix were as follows:

State	Percentage of deliveries
California	40%
Florida	18
Carolinas	17
Texas	14
Arizona	8
Colorado	3
Nevada	—

Total	100%

Product mix	Percentage of deliveries
Move-up/Luxury	73%
Entry-level	27

Total	100%

In addition to our core homebuilding operations, we also have a mortgage financing subsidiary that originates loans for our homebuyers that are generally sold in the secondary mortgage market and a title services subsidiary that acts as a title insurance agent performing title examination services for our Texas homebuyers.

Corporate information

Our principal executive offices are located at 15360 Barranca Parkway, Irvine, California 92618, and our telephone number is (949) 789-1600.

Risk factors

An investment in our common stock involves certain risks. You should carefully consider the risks described below that are specific to our common stock, and those that could affect us and our business described in our Annual Report on Form 10-K, as well as the other information included or incorporated by reference in this prospectus before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market or trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. In addition, please read “Forward-looking statements” in this prospectus where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not presently foreseen by us or that we currently deem immaterial may also impair our business and operations.

Our principal stockholder has the ability to exercise significant influence over the composition of our Board of Directors and matters requiring stockholder approval.

As of March 28, 2013, MP CA Homes LLC (“MatlinPatterson”) held 49% of the voting power of our voting stock. Pursuant to the stockholders’ agreement that we entered into with MatlinPatterson on June 27, 2008 (the “Stockholders Agreement”), MatlinPatterson is entitled to designate a number of directors to serve on our Board of Directors as is proportionate to the total voting power of its voting stock (up to one less than a majority), and is entitled to designate at least one MatlinPatterson designated director to each committee of the board (subject to limited exceptions), giving MatlinPatterson the ability to exercise significant influence on the composition and actions of our Board of Directors and its committees. In addition, this large voting block may have a significant or decisive effect on the approval or disapproval of matters requiring approval of our stockholders, including any amendment to our certificate of incorporation, any proposed merger, consolidation or sale of all or substantially all of our assets and other corporate transactions. The interests of MatlinPatterson in these other matters may not always coincide with the interests of our other stockholders. In addition, the ownership of such a large block of our voting power and the right to designate directors by MatlinPatterson may discourage someone from making a significant equity investment in us, even if we needed the investment to operate our business, or could be a significant factor in delaying or preventing a change of control transaction that other stockholders may deem to be in their best interests.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

We are not restricted from issuing additional common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, our common stock. The issuance of additional shares of our common stock or other issuances of convertible or other equity linked securities, including our preferred stock, options, and warrants, will dilute the ownership interest of our common stockholders.

Sales of a substantial number of shares of our common stock or other equity-related securities in the public market, or any hedging or arbitrage trading activity involving our common stock, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock.

The market price of our common stock may fluctuate widely.

The market price of our common stock has historically experienced fluctuations and is subject to significant fluctuation in the future in response to a number of significant factors, including:

•	our perceived prospects and the prospects of the homebuilding industry in general;

•	differences between our actual financial and operating results and those expected by investors and analysts;

•	fluctuations in our results of operations;

•	changes in analysts’ recommendations or projections;

•	changes in general valuations for homebuilding companies;

•	actual or anticipated changes in interest rates;

•	changes in general economic or market conditions; and

•	broad market fluctuations.

The market stock price of our common stock is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, including the other factors discussed in this “Risk factors” section, in our Annual Report on Form 10-K, as well as the other information included or incorporated by reference in this prospectus, and in the “Forward-looking statements” section.

In addition, the recent general economic, political and market conditions, both in the U.S. and globally, including the national recession, credit market disruption and the tightening of mortgage loan underwriting standards and other similar factors have contributed to significant instability in the U.S. and other global financial equity markets and the potential effect of these and other factors on economic growth potential may contribute to continued instability. Moreover, in recent years, the stock market in general has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons often unrelated to their operating performance. These broad market fluctuations may adversely affect the market price of our common stock, regardless of our operating results. Any of these factors could have a material adverse effect on your investment in our common stock. As a result, you could lose some or all of your investment.

Non-U.S. holders may be subject to taxes (including withholding taxes) on payments in connection with a disposition of shares of our common stock.

Because we believe that we are a United States real property holding corporation, upon a sale or disposition of our common stock, non-U.S. holders may be subject to tax (including withholding tax) if (a) our common stock is not regularly traded on a established securities market, or (b) our common stock is regularly traded on an established securities market, and the non-U.S. holder holds (or within the last five years has held) common stock with a fair market value on the relevant date of determination that is greater than 5% of the total fair market value of our common stock on such date.

Our charter, bylaws, stockholders’ rights agreement and debt covenants could prevent a third party from acquiring us or limit the price that investors might be willing to pay for shares of our common stock.

Provisions of the Delaware General Corporation Law, our certificate of incorporation and our bylaws could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. These provisions could delay or prevent a change in control of and could limit the price that investors might be willing to pay in the future for shares of our common stock.

Our certificate of incorporation also authorizes our Board of Directors to issue new series of common stock and preferred stock without stockholder approval. Depending on the rights and terms of any new series created, and the reaction of the market to the series, your rights or the value of your common stock could be negatively affected. For example, subject to applicable law, our Board of Directors could create a series of common stock or preferred stock with preferential rights to dividends or assets upon liquidation, or with superior voting rights to our existing common stock. The ability of our Board of Directors to issue these new series of common stock and preferred stock could also prevent or delay a third party from acquiring us, even if doing so would be beneficial to our stockholders.

We are also subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which prohibits Delaware corporations from engaging in business combinations specified in the statute with an interested stockholder, as defined in the statute, for a period of three years after the date of the transaction in which the person first becomes an interested stockholder, unless the business combination is approved in advance by a majority of the independent directors or by the holders of at least two-thirds of the outstanding disinterested shares. The application of Section 203 of the Delaware General Corporation Law could also have the effect of delaying or preventing a change of control of us.

We also have a stockholders’ rights agreement that could make it difficult to acquire us without the approval of our Board of Directors. Our stockholders’ rights agreement has been filed with and is publicly available at or from the SEC; see the sections “Where you can find more information” and “Description of capital stock—Stockholders’ rights agreement.”

In addition, some of our debt covenants contained in the indentures for our outstanding public notes and our revolving credit facility may delay or prevent a change in control. Our outstanding notes, other than our outstanding convertible notes, contain change of control provisions that give the holders of our outstanding notes the right to require us to purchase the notes upon a change in control at a purchase price equal to 101% of the principal amount of the notes plus accrued and unpaid interest.

We do not have any current intention to pay dividends on our common stock.

On September 14, 2007, our Board of Directors eliminated our quarterly cash dividend. Since that date, we have paid no dividends to our stockholders. We have no current intention to pay dividends.

Forward-looking statements

This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, other statements we may make from time to time, such as press releases, oral statements made by Company officials and other reports we file with the SEC, may also contain such forward-looking statements. Forward-looking statements in this prospectus, may include, but are not limited to, statements regarding:

•	our strategy;

•	our plans to continue to make substantial investments in land;

•	our belief that the housing market is recovering;

•	the potential for additional impairments and further deposit write-offs;

•	housing market conditions and trends in the geographic markets in which we operate;

•	the impact of future market rate risks on our financial assets and borrowings;

•	our expectation to convert year-end backlog in 2013;

•	trends relating to the amount of make-whole payments and loan repurchases that we may have to make;

•	the sufficiency of our warranty and other reserves;

•	our expected equity award forfeiture rates;

•	trends in new home deliveries, orders, backlog, home pricing, leverage and gross margins;

•	housing market conditions and trends in the geographic markets in which we operate;

•	the sufficiency of our liquidity to implement our strategy and our ability to access additional capital and renew existing credit facilities;

•	litigation outcomes and related costs;

•	plans to purchase our notes prior to maturity and to engage in debt exchange transactions;

•	changes to our unrecognized tax benefits and uncertain tax positions and the timing of our recognition of these benefits;

•	the timing of the amortization of equity award unrecognized compensation expense;

•	our ability to utilize our deferred tax asset;

•	seasonal trends relating to our leverage levels;

•	our ability to realize the value of our deferred tax assets and the timing relating thereto;

•	our intention of not paying dividends;

•	amounts remaining to complete relating to existing surety bonds; and

•	the impact of recent accounting standards.

Forward-looking statements are based on our current expectations or beliefs regarding future events or circumstances, and you should not place undue reliance on these statements. Such statements involve known and unknown risks, uncertainties, assumptions and other factors—many of which are out of our control and difficult to forecast—that may cause actual results to differ materially from those that may be described or implied. Such factors include, but are not limited to, the following:

•	adverse economic conditions that negatively impact the demand for homes and the uncertain pace and scope of the current recovery of the United States economy;

•	the market value and availability of land;

•	our dependence on the California market;

•	the willingness of customers to purchase homes at times when mortgage-financing costs are high or when credit is difficult to obtain;

•	competition with other homebuilders as well as competition from the sellers of existing homes, short-sale homes and foreclosed homes;

•	high cancellation rates;

•	the risk of our longer term acquisition strategy;

•	our ability to obtain suitable bonding for development of our communities;

•	adverse weather conditions and natural disasters;

•	litigation and warranty claims;

•	our reliance on subcontractors and the adverse impact of their ability to properly construct our homes;

•

risks relating to our mortgage financing activities, including our obligation to repurchase loans we previously sold in the secondary market and exposure to regulatory investigations or lawsuits claiming improper lending practices;

•	our dependence on key employees;

•	risks relating to acquisitions, including integration risks;

•	our failure to maintain the security of our electronic and other confidential information;

•	government regulation, including environmental, building, climate change, worker health, safety, zoning and land use regulation;

•	increased regulation of the mortgage industry;

•	changes to tax laws that make homeownership more expensive;

•	the impact of “slow growth,” “no growth” or similar initiatives;

•	our ability to obtain additional capital when needed and at an acceptable cost;

•	the impact of restrictive covenants in our credit agreements, public and private notes and our ability to comply with these covenants, including our ability to incur additional indebtedness;

•	the amount of, and our ability to repay, renew or extend, our outstanding debt;

•	our ability to generate sufficient cash to service our debt;

•

risks relating to our unconsolidated joint ventures, including our ability and the ability of our partners to contribute funds to our joint ventures when needed or contractually agreed to, entitlement and development risks for the land owned by our joint ventures, the availability of financing to the joint ventures, our completion obligations to the joint ventures, the illiquidity of our joint venture investments, partner disputes, and risks relating to our determinations concerning the consolidation or non-consolidation of our joint venture investments;

•	the influence of our principal stockholder;

•

the provisions of our charter, bylaws and stockholders’ rights agreement that could prevent a third party from acquiring us or limit the price investors might be willing to pay for shares of our common stock; and

•	other risks discussed in this prospectus and our other filings with the SEC, including in our Annual Report on Form 10-K for the year ended December 31, 2012.

Except as required by law, we assume no, and hereby disclaim any, obligation to update any of the foregoing or any other forward-looking statements. We nonetheless reserve the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this prospectus. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

Selling stockholder

The selling stockholder may from time to time offer and sell any or all of the shares of our common stock set forth below pursuant to this prospectus. We have agreed to pay all fees and expenses incident to the registration of the shares of common stock owned by the selling stockholder.

When we refer to the “selling stockholder” in this prospectus, we mean MatlinPatterson and its donees, pledgees, transferees and other successors in interest. The selling stockholder may at any time and from time to time offer and sell pursuant to this prospectus any or all of the 237,212,786 shares of our common stock registered pursuant to this prospectus in any type of transaction.

The following table sets forth the aggregate number of shares of common stock beneficially owned by the selling stockholder as of March 28, 2013, and the maximum number of shares that maybe offered by the selling stockholder pursuant to this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares of our common stock. The following table may be expanded or supplemented in prospectus supplements if and when necessary.

	Number of Shares Beneficially Owned				Number of Shares Being Registered				Number of Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Shares		Percent		Shares		Percent		Shares	Percent
MP CA Homes LLC (1)	237,212,786	(1)	65.3	%(2)	237,212,786	(1)	65.3	%(2)	0	0%

(1)	MatlinPatterson beneficially owns, and is the record holder of, 450,829 shares of Series B Preferred Stock and 89,400,000 shares of our common stock. It shares dispositive and voting power over such shares with (i) MatlinPatterson Global Opportunities Partners III L.P. (“Matlin Partners (Delaware)”), a Delaware limited partnership, (iii) MatlinPatterson Global Opportunities Partners (Cayman) III L.P. (“Matlin Partners (Cayman)” and, together with Matlin Partners (Delaware), the “Matlin Partners”), a Cayman Islands limited partnership, (iii) MatlinPatterson Global Advisers LLC (“Matlin Advisers”), a Delaware limited liability company, by virtue of its investment authority over securities held by each of the Matlin Partners, (iv) MatlinPatterson Global Partners III LLC (“Matlin Global Partners”), a Delaware limited liability company, as the general partner of each of the Matlin Partners, (vi) MatlinPatterson Asset Management LLC (“Matlin Asset Management”), a Delaware limited liability company, as the holder of all of the membership interests in Matlin Global Partners and Matlin Advisers, (vii) MatlinPatterson LLC (“MatlinPatterson LLC”), a Delaware limited liability company, as the holder of all of the membership interests in Matlin Asset Management, and (viii) David J. Matlin and Mark R. Patterson each, as a holder of 50% of the membership interests in MatlinPatterson LLC. The Series B Preferred Stock is initially convertible into up to 147,812,786 shares of our common stock which, together with the 89,400,000 shares of common stock held by MatlinPatterson, equals approximately 65.3% of our outstanding common stock as of March 28, 2013; however, MatlinPatterson is not entitled to convert the Series B Preferred Stock into our common stock unless after such conversion it would hold no more than 49% of the voting power of the Company. Pursuant to the Stockholders Agreement, MatlinPatterson has certain registration rights and the right to designate such number of directors to serve on our board of directors as would be proportionate to the total voting power beneficially owned by MatlinPatterson and its affiliates, not to exceed one less than a majority. See “Description of capital stock — Stockholders agreement.” MatlinPatterson has designated David J. Matlin and Peter Schoels as directors; as a result of Mr. Schoels ownership interests in, and employment with, an affiliate of MatlinPatterson, Mr. Schoels may also be deemed to be a beneficial owner of all of the shares of our common stock and Series B Preferred Stock held by MatlinPatterson.
(2)	Based on 215,198,563 outstanding shares of our common stock as of March 28, 2013.

We do not know when or in what amounts the selling stockholder may offer shares of our common stock for sale. It is possible that the selling stockholder will not sell any or all of the shares of our common stock registered pursuant to this prospectus. Because the selling stockholder may offer and sell all or some of the shares of common stock registered pursuant to this prospectus, and because there are currently no arrangements or understandings with respect to the sale of any such shares of common stock, we cannot estimate the number of shares of common stock that will be held by the selling stockholder at any given time.

The Company has entered into a stockholders agreement with MatlinPatterson pursuant to which, among other matters, MatlinPatterson is entitled to designate up to one less than a majority of the total number of directors as nominees for board membership. See “Description of capital stock—Stockholders agreement.”

Use of proceeds

We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholder.

Price range of common stock and dividend policy

Shares of our common stock are listed on the New York Stock Exchange under the symbol “SPF.” The following table sets forth, for the fiscal quarters indicated, the reported high and low intra-day sales prices per share of our common stock as reported on the New York Stock Exchange Composite Tape.

	High	Low
Year ended December 31, 2011:
First quarter	$4.98	$3.50
Second quarter	4.09	3.17
Third quarter	3.65	2.08
Fourth quarter	3.73	2.17
Year ended December 31, 2012:
First quarter	$4.85	$3.05
Second quarter	6.29	4.15
Third quarter	7.92	5.53
Fourth quarter	7.91	5.71
Year ended December 31, 2013:
First quarter (through March 28, 2013)	$9.18	$7.33

On March 28, 2013, the last reported sale price of our common stock on the New York Stock Exchange was $8.64 per share.

As of March 28, 2013, the number of record holders of our common stock was 1,312.

On September 14, 2007, our Board of Directors eliminated our quarterly cash dividend. Since that date, we have paid no dividends to our stockholders. We have no current intention to pay dividends.

Description of capital stock

Our authorized capital stock consists of 600,000,000 shares of common stock, $0.01 par value, and 10,000,000 shares of preferred stock, $0.01 par value. Our certificate of incorporation, as amended to date, does not authorize any other classes of capital stock.

Common stock

We have one existing class of common stock. Holders of shares of our existing common stock are entitled to one vote per share on all matters to be voted upon by our stockholders and may not cumulate votes for the election of directors.

The holders of shares of our existing common stock are entitled to receive ratably dividends as may be declared from time to time by our board of directors out of funds legally available for dividend payments, subject to any dividend preferences of any holders of any other series of common stock and preferred stock. In the event of our liquidation, dissolution or winding up, after full payment of all liabilities and liquidation preferences of any other series of common stock and any preferred stock, the holders of shares of our existing common stock are entitled to share ratably in all remaining assets. Our existing common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the shares of our existing common stock.

Our certificate of incorporation authorizes our board of directors to issue new series of common stock without stockholder approval. Subject to the Delaware corporation law, our board of directors may:

•

fix or alter the designations, powers and preferences, and relative, participating, optional or other rights, if any, and qualifications, limitations and restrictions, of any new series of common stock, including, without limitation:

•	dividend rights and whether dividends are cumulative;

•	conversion rights, if any;

•

voting rights, including the number of votes, if any, per share, as well as the number of members, if any, of the board or the percentage of members, if any, of the board each series of common stock may be entitled to elect; and

•	rights and terms of redemption, including sinking fund provisions, if any, redemption price and liquidation preferences of any series of common stock;

•	fix the number of shares constituting any series and the designations of each series; and

•	increase or decrease the number of shares of any series of common stock but not below the number of shares of such series then outstanding.

Our board of directors has no power to alter the rights of any outstanding shares of our common stock. Although we currently do not intend to do so, our board of directors, without stockholder approval, may issue a new series of common stock with rights that could negatively affect the voting power or other rights of our existing common stockholders.

Our common stock is listed under the symbol “SPF” on the New York Stock Exchange. Computershare is the Transfer Agent and Registrar for our common stock.

Preferred stock

As of the date of this prospectus, there are 5,000,000 authorized shares of Series B Preferred Stock, of which 450,829 shares of Series B Preferred Stock are outstanding and currently convertible into approximately

147.8 million shares of our common stock. The number of shares of common stock into which our Series B Preferred Stock is convertible is determined by dividing $1,000 by the applicable conversion price ($3.05, subject to customary anti-dilution adjustments) plus cash in lieu of fractional shares. The Series B Preferred Stock ranks pari passu with our common stock and junior to all other preferred stock of the Company, other than a class or series of preferred stock, the terms of which expressly provide that such class of series will rank on parity with the Series B Preferred Stock. The Series B Preferred Stock has no liquidation preference over our common stock.

The Series B Preferred Stock is convertible at the holder’s option into shares of our common stock provided that no holder, with its affiliates, may beneficially own total voting power of our voting stock in excess of 49%. The Series B Preferred Stock also mandatorily converts into our common stock upon its sale, transfer or other disposition by MatlinPatterson or its affiliates to an unaffiliated third party. The Series B Preferred Stock votes together with our common stock on all matters upon which holders of our common stock are entitled to vote. Each share of Series B Preferred Stock is entitled to such number of votes as the number of shares of our common stock into which such share of Series B Preferred Stock is convertible, provided that the aggregate votes attributable to such shares with respect to any holder of Series B Preferred Stock (including its affiliates), taking into consideration any other voting securities of the Company held by such stockholder, cannot exceed more than 49% of the total voting power of the voting stock of the Company. If the board of directors declares and pays a dividend on the common stock, then the board of directors is required to declare and pay to holders of Series B Preferred Stock a dividend in an amount per share of Series B Preferred Stock equal to the dividend payable on the number of shares of common stock into which such share of Series B Preferred Stock is then convertible. As of the date of this prospectus, the outstanding shares of common stock (89.4 million shares) and Series B Preferred Stock owned by MatlinPatterson represented approximately 65% of the total number of shares of our common stock outstanding on an if-converted basis.

Our board of directors may, without stockholder approval, issue, in addition to the authorized but unissued shares of Series B Preferred Stock, up to 5,000,000 additional shares of our undesignated preferred stock in one or more series and, subject to Delaware corporation law, may:

•

fix or alter the designations, powers and preferences, and relative, participating, optional or other rights, if any, and qualifications, limitations and restrictions, of any series of preferred stock, including without limitation:

•	dividend rights and whether dividends are cumulative;

•	conversion rights, if any;

•

voting rights, including the number of votes, if any, per share, as well as the number of members, if any, of the board or the percentage of members, if any, of the board each class or series of preferred stock may be entitled to elect; and

•	rights and terms of redemption, including sinking fund provisions, if any, redemption price and liquidation preferences of any series of preferred stock;

•	fix the number of shares constituting any series and the designations of each series; and

•	increase or decrease the number of shares of any series of preferred stock if but not below the number of shares of the series then outstanding.

Our board of directors has no power to alter the rights of any outstanding shares of our preferred stock. Although we currently do not intend to do so, our board of directors may issue shares of preferred stock with voting and conversion rights which could negatively affect the voting power or other rights of our common stockholders, and the board could take that action without stockholder approval.

Effect of new issuance

If the board of directors were to approve the issuance of a new series of common stock or preferred stock, the issuance of such shares could:

•	decrease the amount of earnings and assets available for distribution to existing common stockholders;

•	make removal of the present management more difficult;

•	result in restrictions upon the payment of dividends and other distributions to the existing common stockholders;

•	delay or prevent a change in control of the Company; and

•	limit the price that investors are willing to pay in the future for our existing common stock.

Stockholders agreement

On June 27, 2008, we and MatlinPatterson entered into the Stockholders Agreement. The Stockholders Agreement provides, among other matters, as follows:

Board representation.    For so long as MatlinPatterson and its affiliates own at least 10% of the total voting power of the Company, it will be entitled to designate such number of directors to serve on the Company’s board of directors as would be proportionate to the total voting power beneficially owned by MatlinPatterson and its affiliates, provided that the number of directors appointed by MatlinPatterson shall never exceed one person less than a majority of the directors then serving on the Company’s board of directors. MatlinPatterson has the right to replace any director designated by it, at any time, with or without cause, and fill any vacancy caused by the death, resignation, removal or disability, or other reason, of any director designated by it. To the extent MatlinPatterson and its affiliates decrease their holdings of voting stock of the Company, the Company has the right to request the resignation of directors designated by MatlinPatterson to maintain such appointments in proportion to MatlinPatterson’s holdings of voting stock. Each committee of the board of directors, other than the audit committee or any committee formed to consider a transaction between the Company and MatlinPatterson or its affiliates, shall contain at least one director designated by MatlinPatterson.

Corporate opportunities.    As long as MatlinPatterson, its director designees and their affiliates comply with the confidentiality obligations in the stockholders agreement, the Company has renounced certain corporate and investment opportunities that may come to the attention of MatlinPatterson, its director designees and their affiliates. Such provisions do not apply to opportunities that come to the attention of such persons or entities as a result of their position with the Company or that of their affiliates with the Company.

Amendments to certain documents.    The Company has agreed not to amend its certificate of incorporation or bylaws in any manner inconsistent with the stockholders agreement or to make certain amendments to the Company’s stockholder rights plan.

Standstill and transfer restrictions.    MatlinPatterson has agreed to certain standstill provisions and restrictions on its and its affiliates’ ability to transfer certain of our securities.

Registration rights.    MatlinPatterson is entitled to customary demand and piggyback registration rights. The Company is required to pay all expenses incidental to its compliance with such obligations. MatlinPatterson may not sell securities pursuant to this prospectus during customary blackout periods.

Termination.    The Stockholders Agreement will terminate on the date on which MatlinPatterson and its affiliates cease to own, in the aggregate, at least 10% of the total voting power of the Company.

Stockholders’ rights agreement

Effective December 20, 2011, we entered into an Amended and Restated Rights Agreement with Mellon Investor Services LLC. The Amended Rights Agreement amended and restated in its entirety the Company’s rights agreement, a form of which had been in effect since December 31, 2001. Our Board of Directors amended and restated the original rights agreement to update the exercise price of each preferred stock purchase right issued pursuant thereto to $20.00, extend the expiration date of such rights and the rights agreement for an additional three year period to December 31, 2014, and to make certain other clarifying and technical amendments. Each share of our common stock issued by us (prior to the expiration of the rights agreement or distribution of the rights) will have attached a right. In this prospectus, unless the context requires otherwise, all references to our common stock include the accompanying rights.

Currently, the rights are not exercisable and trade with our common stock. If the rights become exercisable, each full right, unless held by a person or group that beneficially owns more than 15% of our outstanding voting stock, will initially entitle the holder to purchase one one-hundredth of one share of our Series A Junior Participating Cumulative Preferred Stock, at an initial exercise price of $20.00, subject to adjustment. The rights will become exercisable only after a person or group has acquired, or publicly announced an intention to acquire through a tender offer or exchange offer, 15% or more of our outstanding voting stock. Under some circumstances, including the existence of a 15% acquiring person or group, each holder of a right, other than the acquiring person or group or certain transferees thereof, will be entitled to purchase at the right’s then current exercise price, shares of our common stock having a market value equal to two times the exercise price. If we are acquired by another entity after a person or group acquires 15% or more of our voting stock, each holder of a right, other than the acquiring person or group or certain transferees thereof, will be entitled to purchase shares of common stock of the acquiring entity having a market value of two times the right’s then current exercise price. The rights may be redeemed at a price of $0.001 per right until the tenth business day after a person or group acquires 15% or more of our voting stock unless we have merged or been acquired or the rights have expired prior to such date. The rights will expire on December 31, 2014, unless earlier redeemed, exchanged or exercised. The rights do not have voting or dividend rights, and until they become exercisable, do not have a dilutive effect on our earnings.

MatlinPatterson and its affiliates are defined as “Exempt Persons” under the rights agreement, and therefore will not be deemed an acquiring person, provided that MatlinPatterson and its affiliates will immediately cease to be an “Exempt Person” if a majority of the members of the Company’s board of directors who were not designated by MatlinPatterson pursuant to the Stockholders Agreement, whether or not such members constitute a quorum of the board, determine, in good faith, that (A) MatlinPatterson or its affiliates are in material breach of the Stockholders Agreement, or that the Stockholders Agreement is no longer in full force and effect, and (B) that MatlinPatterson and its affiliates shall be deemed no longer to be an “Exempt Person” under the rights agreement.

The terms of the rights are fully described in the amended and restated rights agreement between Mellon Investor Services LLC, as rights agent, and us. You should refer to the rights agreement, as amended, for a more detailed description of the terms and provisions of the rights. A copy of the amended rights agreement has been filed with and is publicly available at or from the SEC as described under the heading “Where you can find more information.”

Our rights may make more difficult or discourage an acquisition of the company that is deemed undesirable by our board of directors by causing substantial dilution to a person or group that attempts to acquire us on terms or in a manner not approved by our board of directors, except for an acquisition offer conditioned upon the purchase or redemption of our rights.

Possible anti-takeover effects of Delaware law and relevant provisions of our certificate of incorporation

In addition to our rights agreement, provisions of Delaware law and our certificate of incorporation and bylaws may make more difficult the acquisition of the company by tender offer, a proxy contest or otherwise. For example:

•	Section 203 of the Delaware General Corporation Law prohibits certain publicly-held Delaware corporations from engaging in a business combination with an interested stockholder for a period of three years following the time such person became an interested stockholder unless the business combination is approved in a specified manner. Generally, an interested stockholder is a person who, together with its affiliates and associates, owns 15% or more of the corporation’s voting stock, or is affiliated with the corporation and owns or owned 15% of the corporation’s voting stock within three years before the business combination.

•

Our certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and may not be taken by written consent without a meeting, provided however for as long as MatlinPatterson and its affiliates hold at least 40% of our voting power, any action permitted to be taken by our stockholders can be effected by written consent signed by holders of our capital stock having not less than the minimum number of votes necessary to authorize such action at a meeting at which all shares of capital stock entitled to vote thereon are present and voted. Special meetings of stockholders may be called only by a majority of the members of our board of directors or by a committee thereof which has been duly provided the power and authority to call such meetings.

•

As discussed above, our certificate of incorporation permits our board of directors to issue a new series of common stock or preferred stock with terms that may make an acquisition by a third person more difficult or less attractive.

•	Our bylaws provide time limitations on stockholders who desire to present nominations for election to our board of directors or propose matters that can be acted upon at stockholders’ meetings.

Copies of our certificate of incorporation and bylaws, each as amended, have been filed with and are publicly available at or from the SEC as described under the heading “Where you can find more information.”

Where you can find more information

Standard Pacific Corp. files annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the following SEC location:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

You can also obtain copies of these documents at prescribed rates by writing to the Public Reference Room of the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, like Standard Pacific Corp., who file electronically with the SEC. The address of that web site is www.sec.gov. Unless specifically listed under “Incorporation of certain documents by reference” below, the information contained on the SEC website is not incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

In addition, Standard Pacific Corp.’s common stock is listed on the New York Stock Exchange and similar information concerning us can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

Incorporation of certain documents by reference

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2012;

•

the description of our common stock contained in our Registration Statement on Form 8-B (File No. 1-10959), filed December 17, 1991, and any amendments or reports filed for the purpose of updating that description; and

•

the description of our preferred stock purchase rights contained in our Registration Statement on Form 8-A (File No. 1-10959), filed December 28, 2001, and any amendments or reports filed for the purpose of updating that description.

We also incorporate by reference any future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the sale of all securities registered hereunder or termination of the registration statement of which this prospectus is a part. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

John P. Babel, Secretary

Standard Pacific Corp.

15360 Barranca Parkway

Irvine, California 92618

Telephone: (949) 789-1600

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

Experts

The consolidated financial statements of Standard Pacific Corp. appearing in Standard Pacific Corp.’s Annual Report on Form 10-K for the year ended December 31, 2012 and the effectiveness of the Standard Pacific Corp.’s internal control over financial reporting as of December 31, 2012, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates to the extent covered by consents filed with the SEC given on the authority of such firm as experts in accounting and auditing.

Legal matters

Gibson, Dunn & Crutcher LLP of Irvine, California will issue an opinion with respect to the validity of the common stock offered hereby.

Standard Pacific Corp.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth all expenses payable by us in connection with the offering of our securities being registered hereby.

SEC Registration Fee	$	*
Printing Expenses		**
Legal Fees and Expenses		**
Accounting Fees and Expenses		**
Blue Sky Fees		**
Miscellaneous		**

Total	$	**

*	In accordance with Rules 456(b) and 475(r), the registrant is deferring payment of all of the registration fee for the securities offered by this registration statement.

**	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Standard Pacific Corp.

Standard Pacific Corp. is a Delaware corporation. Section 145(a) of the Delaware General Corporation Law (“DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Further subsections of Section 145 of the DGCL provide that:

•

to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith;

•

the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and

•

the corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of Standard Pacific Corp. under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Standard Pacific Corp.’s Certificate of Incorporation and Bylaws provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, Standard Pacific Corp. will indemnify any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of Standard Pacific Corp., and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that he or she is or was a director or officer of Standard Pacific Corp., or is or was serving at the request of Standard Pacific Corp. as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Standard Pacific Corp. may, in its discretion, similarly indemnify its employees and agents.

Standard Pacific Corp. has entered into indemnification agreements with its officers and directors.

Standard Pacific Corp.’s Certificate of Incorporation, as amended, relieves each of its directors from monetary damages to Standard Pacific Corp. or its stockholders for breach of such director’s fiduciary duty as a director to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (iv) for any transactions from which the director derived an improper personal benefit.

Standard Pacific Corp. currently maintains insurance policies which, within the limits and subject to the terms and conditions thereof, cover certain expenses and liabilities that may be incurred by directors and officers in connection with proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of Standard Pacific Corp.

Item 16.	Exhibits and Financial Schedule

See the Exhibit Index attached to this registration statement and incorporated herein by reference.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Standard Pacific Corp.’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of any registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Standard Pacific Corp., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California on March 29, 2013.

STANDARD PACIFIC CORP.

By:	/S/ SCOTT D. STOWELL
Scott D. Stowell
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Scott D. Stowell, Jeff J. McCall and John P. Babel, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement we may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act to register additional securities in connection with this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated below and on the dates indicated.

Signature	Title	Date

/S/ SCOTT D. STOWELL Scott D. Stowell	Chief Executive Officer, President and Director (Principal Executive Officer)	March 29, 2013

/S/ JEFF J. MCCALL Jeff J. McCall	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 29, 2013

/S/ RONALD R. FOELL Ronald R. Foell	Director and Chairman of the Board	March 29, 2013

/S/ BRUCE A. CHOATE Bruce A. Choate	Director	March 29, 2013

/S/ DOUGLAS C. JACOBS Douglas C. Jacobs	Director	March 29, 2013

/S/ DAVID J. MATLIN David J. Matlin	Director	March 29, 2013

/S/ PETER SCHOELS Peter Schoels	Director	March 29, 2013

/S/ JOHN R. PESHKIN John R. Peshkin	Director	March 29, 2013

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting or Distribution Agreement*

4.1	Amended and Restated Certificate of Incorporation of Standard Pacific Corp., incorporated by reference to Exhibit 3.1 of Standard Pacific Corp.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 19, 2008.

4.2	Certificate of Designations of Series B Junior Participating Convertible Preferred Stock of Standard Pacific Corp., incorporated by reference to Exhibit 3.3 to Standard Pacific Corp.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 19, 2008.

4.3	Certificate of Designations of Series A Junior Participating Cumulative Preferred Stock of Standard Pacific Corp., incorporated by reference to Exhibit 3.2 of Standard Pacific Corp.’s Current Report on Form 8-K filed with the Securities and Exchange Commission August 19, 2008.

4.4	Amended and Restated Bylaws of Standard Pacific Corp., incorporated by reference to Exhibit 3.1 of Standard Pacific Corp.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 11, 2012.

4.5	Form of specimen common stock certificate, incorporated by reference to Exhibit 28.3 of Standard Pacific Corp.’s Registration Statement on Form S-4 (No. 33-42293), filed with the Securities and Exchange Commission on August 16, 1991.

4.6	Amended and Restated Rights Agreement, dated as of December 20, 2011, between Standard Pacific Corp. and Mellon Investor Services LLC, as Rights Agent, incorporated by reference to Exhibit 4.1 of Standard Pacific Corp.’s Form 8-K filed with the Securities and Exchange Commission on December 23, 2011.

4.7	Stockholders Agreement, dated June 27, 2008, between Standard Pacific Corp. and MP CA Homes, LLC, incorporated by reference to Exhibit 10.3 to Standard Pacific Corp.’s Form 8-K filed with the Securities and Exchange Commission on July 1, 2008.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature pages of registration statement).

*	To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.